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[XYBERNAUT LOGO]                                                EXHIBIT 10.17


PURCHASE AGREEMENT BETWEEN ADAPTIVE SYSTEMS INC. AND XYBERNAUT CORPORATION
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XYBERNAUT Corporation desires to purchase Application Specific Integrated
Circuits (ASIC) chips from ADAPTIVE SYSTEMS INCORPORATED (ASI). This purchase agreement replaces and supersedes in its entirety the Memorandum of Understanding (MOU) signed by both companies on Oct. 9, 1996.

1. Adaptive Systems will provide or have provided ASIC chips to Xybernaut's designee. Xybernaut will build and sell systems containing the ASIC chips to Xybernaut customers.

2. The cost that Xybernaut's designee pays for the chips will be based on the following quantities:

               Order Quantity           Cost for 520001
               --------------           ---------------

               25,000 or less               $29.00

               25,001 - Plus                $15.00

     These fees are cumulative, that is, for an order of 75,000 ASIC chips the fee allowed would be:

      25,000 x $29.00 = $725,000

      50,000 x $15.00 = $750,000
                        --------

                      $1,475,000

     3. The cost for the next generation ASIC chip will not exceed the higher of: a.) the cost for the 520001 plus 25% or; b.) the actual cost of the ASIC from the manufacturer plus 10%. The cost for the next generation ASIC chips are not cumulative with quantities ordered for the 52001 or any other ASIC chips from ASI. Accordingly, ASI agrees to provide the next generation of the ASIC chips to Xybernaut, subject to the terms and conditions herein.

     4. At Xybernaut's request, ASI will deposit the applicable intellectual Property into a mutually designated escrow for Xybernaut's use in case ASI becomes unwilling or unable to support the product with a maximum of three configuration releases during the base period of this agreement. Priority and content of required releases will be mutually determined. If Xybernaut uses the ASI Intellectual Property (IP) and funds a significant amount of additional development, then Xybernaut will pay a royalty to ASI in the amount of $25.00 for each system sold that uses the subject IP.

     5. ASI hereby grants an exclusive license to Xybernaut under U.S.Patent Number 5,539,330 to use and sell the invention described in said patent or improvements therein whether or not described in ASI patents for computer equipment as protected by Xybernaut's Patent Number
          5.305.244 and subsequent Xybernaut patents. Both parties will notify the other in writing of all patents when issued.


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          ASI will not knowingly license anyone else to use the ASIC chip and related IP that may violate Xybernaut's patents.

     6.   Xybernaut's forecast for Mobile Assistant II (586) is as follows:

               March '97      -150     April '97      -200      May '97        -425

               June '97       -550     July '97       -650      August '97     -700

               September '97  -900     October '97    -900      November '97  -1025

               December '97  -1100     January '88   -1150      February '98  -1200

               March '98     -1200

          The systems may be manufactured by Hi-Tech Manufacturing and Solectron Corporation, or other manufacturers designated by Xybernaut. The manufacturer will order the ASIC chips directly from ASI. Each system will require six (6) ASIC chips.

     7. This Agreement is for a base period of one (1) year, plus a one (1) year option at the option of Xybernaut. Not withstanding the term of this agreement, the right to use and sell shall be in effect for as long as Xybernaut's patents are in effect.

     8. ASI will provide updated quote packages to Xybernaut for transmittal to contract manufacturers selected by Xybernaut for the actual board production and component mounting.

     9. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

     10. If any claim arises out of this Agreement, the parties shall make a good faith attempt to resolve the matter. In the event that the claim cannot otherwise be settled after a good faith attempt, the claim shall be submitted to arbitration in accordance with the American Arbitration Association Arbitration Rules. Neither ASI nor Xybernaut shall unreasonably object to transfer or assignment of this agreement by the other party to a successor or assignee.

     11. Either party shall have the right to terminate this Agreement upon written notice to the other, if it is determined that the other party is in material breach of any term, condition or covenant of this Agreement and fails to cure that breach within sixty (60) days of receipt of written notice of such alleged breach, provided such cure can reasonably be affected within 60 days. If such cure cannot be reasonably effected within 60 days, then one additional 30 day period will be allowed to effect such cure. If cure is not affected in such period, the party in breach shall be considered in default.


/s/ EDWARD G. NEWMAN                    /s/ WILLIAM J. MCDERMID
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Date:   12/28/96                        Date:  12/30/96
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Mr. Edward G. Newman                    Mr. William J. McDermid
President & CEO                         President & CEO
Xybernaut Corporation                   Adaptive Systems Inc.


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